Exhibit 99.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ARAMARK Corporation:

We consent to the use of our report dated January 13, 2010, with respect to the combined balance sheet of the subsidiaries of ARAMARK Ireland Holdings Limited and ARAMARK Investments Limited as of October 31, 2009 and the related profit and loss account, statement of total recognised gains and losses and cash flow statement for the 10 month period ended October 31, 2009, incorporated by reference in the prospectus supplement on Form 424(b)(3) dated January 15, 2010 (Prospectus Supplement) and in the registration statement on Form S-1 (No. 333-144884) that includes the Prospectus Supplement of ARAMARK Corporation.

/s/ KPMG

Dublin, Ireland

January 15, 2010